Exhibit 16.1

March 30, 2012

U. S. Securities and Exchange Commission

Office of the Chief Acountant

100 F Street, NE

Washington D.C. 20549

Re:	Eros International Plc

Dear Sir or Madam:

We, Grant Thornton Isle of Man, are the former principal accountant to Eros International Plc.

We have read the disclosures made on page 142 in its F-1 Registration Statement, filed on March 30, 2012, and agree with the statements concerning our Firm contained therein.

Sincerely,

/S/ GRANT THORNTON ISLE OF MAN

GRANT THORNTON ISLE OF MAN